UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2006

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2006, Southwestern Energy Company (the "Company") entered into a stock purchase agreement ("Stock Purchase Agreement") with Atlas Pipeline Partners, L.P. ("Atlas") pursuant to which Atlas would acquire the Company's subsidiary, Mid-Continent Arkansas Pipeline, LLC (formerly Southwestern Energy Pipeline Company) ("MCAP"), which holds a 25% interest in the NOARK Pipeline System, Limited Partnership ("NOARK"), for $69.0 million. Atlas' subsidiary holds the remaining 75% interest in NOARK.  NOARK owns the Ozark Gas Transmission System, which the Company utilizes to transport natural gas.

A copy of the Stock Purchase Agreement was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated May 4, 2006, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: May 4, 2006	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer